Greenfield Financial Services, LLC

January 18, 2008

Edward Hunton
Corporate Secretary/Treasurer
MIPSolutions, Inc.
128 E. Fairview Avenue
Spokane, WA. 99207

Dear Edward,

Pursuant to yesterday's conference call, I am confirming that I will be withdrawing my name for nomination to serve on the Board of Directors of MIPSolutions, Inc. for another term. I understand that as of January 31, 2008, my current term will have expired.

I feel compelled to make this decision since I am a Registered representative in the Securities Industry and wish to avoid any perceived conflicts of interest once MIPSolutions inc. stock starts trading.

I wish you and the new Board of Directors continued success in developing the company to it's fullest potential.

Sincerely,

Mark A. Quinn

Mark A. Quinn

7 Greenfield Drive ~ Weston, Connecticut 06883 ~ 203-454-8844 ~ Fax: 203-454-0043
Mark Quinn is registered with and offers securities through Kovack Securities Inc.
6451 North Federal Hwy. Ste. 1201, Ft. Lauderdale, FL. 33308 (954) 782- 4771 - Member FINRA/SIPC